CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to the Registration Statement of Apricus Biosciences, Inc. on Form S-1 (Reg. No. 333-169132) of our report dated March 31, 2010, which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of NexMed, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
September 13, 2010